ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100265563-30
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/22/2010 2:10 PM
	Entity Number E0187552010-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	VERDE RESOURCES, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Corporate Direct, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 2248 Meridian Blvd. Ste. H; City: Minden; Nevada; Zip Code: 89423 Mailing Address (if different from street address): City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 150,000,000; Par value per share: $ 0.001; Number of shares without par value: See Attached Exhibit A
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Stephen Spalding (Name) 905 Venture Way (Street Address); Mill Valley (City); CA (State); 94941 (Zip Code) 2) (Name) (Street Address); (City); (State); (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Stephen Spalding (Name); X [signature] (Incorporator Signature) 905 Venture Way (Address); Mill Valley (City); CA (State); 94941 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity); 4/22/2010 (Date)

This form must be accompanied by appropriate fees.

Exhibit A to Articles of Incorporation for Verde Resources, Inc.

Authorized Shares: 150,000,000

Designated Classes:

Common Shares: 100,000,000
Preferred Shares: 50,000,000